SUB ITEM 77Q(1)(e)

           INVESTMENT ADVISORY AGREEMENT


         INVESTMENT ADVISORY AGREEMENT, dated this 29th day of June, 2007, by and between MFS INVESTMENT
GRADE MUNICIPAL TRUST, a  StateMassachusetts  business trust (the "Trust")
,  and  MASSACHUSETTS  FINANCIAL
SERVICES COMPANY, a StateplaceDelaware corporation (the "Adviser").

                                               WITNESSETH:

         WHEREAS, the Trust is engaged in business as an investment company registered under the
Investment Company Act of 1940; and

         WHEREAS, the Adviser is willing to provide services to the Trust on the terms and conditions hereinafter set forth;

         NOW, THEREFORE, in consideration of the mutual covenants and agreements of the parties hereto as herein set forth, the parties covenant and agree as follows:

         Article 1. Duties of the Adviser. (a) The Adviser shall provide the Trust with such investment advice and supervision as the latter may from time to time consider necessary for the proper supervision of its assets. The Adviser shall act as investment adviser to the Trust and as such shall
furnish continuously an investment program and shall determine from time to time what securities or other instruments shall be purchased, sold or exchanged and what portion of the assets of the Trust shall be held uninvested, subject always to the restrictions of the Trust's Declaration of Trust, dated
March 16, 1989, and By-Laws, each as amended from time to time (respectively, the "Declaration" and the
"By-Laws"),  to the  provisions  of the  Investment  Company  Act of 1940 and the Rules,  Regulations  and
orders thereunder and to the Trust's then-current Prospectus and Statement of Additional Information.
The Adviser also shall exercise voting rights, rights to consent to corporate actions and any other rights pertaining to the Trust's portfolio securities in accordance with the Advisers  policies and
procedures as presented to the Trustees of the Trust from time to time. Should the Trustees at any time, however, make any definite determination as to the investment policy and  notify the  Adviser
thereof in writing,  the Adviser shall be bound by such  determination for the period,  if any,  specified
in such notice or until similarly notified that such determination shall be revoked.

         (b) The Adviser shall take, on behalf of the Trust, all actions which it deems necessary to implement the  investment  policies  determined as provided  above,  and in particular to place all orders
for the  purchase or sale of  portfolio  securities  or other  instruments for the Trust's  account  with
brokers or dealers selected by it, and to that end, the Adviser is author ized as the agent of the Trust to give instructions to the Custodian of the Trust as to the deliveries of securities or other instruments and payments of cash for the account of the Trust. In connection with the selection of such brokers or dealers and the placing of such orders, the Adviser is directed to seek for the Trust the best overall price and execution available from responsible brokerage firms, taking account of all factors it deems relevant, including by way of illustration: price;
 the size of the  transaction;  the
nature of the  market  for the  security;  the  amount of the  commission;
  the  timing  and impact of the
transaction taking into account market prices and trends; the reputation, experience and financial stability of the broker or dealer involved; and the quality of services rendered by the broker or dealer
in other  transactions.  In  fulfilling  this  requirement,  the Adviser shall not be deemed to have acted
unlawfully or to have breached any duty, created by this Agreement or otherwise, solely by reason of its having caused the Trust to pay a broker or dealer an amount of commission for  effecting  a  securities
transaction in excess of the amount of commission another broker or dealer would have charged for effecting that transaction, if the Adviser determined in good faith that such amount of commission was reasonable in relation to the value of the brokerage and research services provided by such broker or dealer, viewed in terms of either that particular transaction or the
 Adviser's overall  responsibilities
with respect to the Trust and to other clients of the Adviser as to which the Adviser exercises investment discretion.

         (c) Subject to the general supervision and control of the Trustees of the Trust and under the terms  and  conditions  set  forth in this  Agreement,  the  Trust acknowledges  and  agrees  that it is
contemplated  that  Adviser  may, at its own  expense,  select and contract  with one or more  investment
advisers  (Sub-Advisers)  to manage the investment  operations and composition of the Trust and render
investment advice for the Trust, including the purchase,  retention, and disposition of the investments,
securities  and  cash  contained  in the  Trust,  subject  always  to the  restrictions  of the  Trusts
Declaration  and the By-Laws,  to the  provisions  of the  Investment
  Company Act of 1940 and the Rules,
Regulations and orders thereunder and to the Trusts then-current Prospectus and Statement of Additional
Information;  provided,  that any contract with an Sub-Adviser
(a Sub-Advisory Agreement) shall be in compliance with and approved as required by the Investment
 Company  Act of 1940  and the  Rules,
Regulations  and orders  thereunder or in accordance  with exemptive relief granted by the Securities and
Exchange Commission (SEC) under the Investment Company Act of 1940.

         (d) Subject always to the direction and control of the Trustees of the Trust, Adviser will have (i) overall supervisory responsibility for the general management and investment of the Trusts assets; (ii) full discretion to select new or additional Sub-Advisers for the  Trust;  (iii)  full
discretion to enter into and materially modify existing Sub-Advisory Agreements with Sub-Advisers; (iv) full discretion to terminate and replace any Sub-Adviser; and (v) full investment discretion to make all determinations with respect to the investment of the Trusts assets not then managed by an Sub-Adviser.
In connection with Advisers  responsibilities  herein,  Adviser will assess the Trusts investment focus
and will seek to implement  decisions  with respect to the  allocation  and reallocation  of the Trusts
assets among one or more current or additional Sub-Advisers from time to time, as Adviser deems appropriate, to implement the Trusts investment policies determined as provided above. In addition,
Adviser (in conjunction with the Trusts  Independent Chief Compliance
 Officer) will oversee (or, in the
event that the Adviser  does not  require a  Sub-Advisor  to assume responsibility  therefore  under the
Sub-Advisory  Agreement,  shall be responsible  for) compliance of each
  Sub-Adviser  with the investment
objectives,  policies and  restrictions  of the Trust
 (or portions of the Trust) under the management of such Sub-Adviser, and review and report to the
 Trustees of the Trust on the performance of each Sub-Adviser. Adviser will furnish, or cause the appropriate Sub-Adviser(s) to furnish, to the Trust such statistical information, with respect to the investments that the Trust (or portions of the Trust) may hold or contemplate purchasing, as the Trust may reasonably request. Further, Adviser (in conjunction with the Trusts Independent Chief Compliance Officer) will oversee compliance of each Sub-Adviser with the compliance program of the Trust (or portions of the Trust)
 under the management of such Sub-Adviser, as well as the compliance program of the Sub-Adviser as such program  relates to the  Sub-Advisers
management of the Trust. On Advisers own initiative, Adviser will apprise, or cause the appropriate
Sub-Adviser(s) to apprise,  the Trust of important  developments materially  affecting the Trust (or any
portion  of the Trust  that  they  advise)  and will  furnish the Trust, from time to time, with such information as may be appropriate for this purpose. Further,
 Adviser agrees to furnish, or cause the appropriate Sub-Adviser(s) to furnish, to the Trustees of the Trust such periodic and special reports as the Trustees of the Trust may reasonably request. In addition,
 Adviser agrees to cause the appropriate
Sub-Adviser(s) to furnish to third-party data reporting services all currently available standardized performance information and other customary data as may be appropriate.

         (e) Subject to the provisions of Article 6, the Adviser shall not be liable for any error of judgment or mistake of law by any Sub-adviser or for any loss arising out of any investment made by any Sub-adviser or for any act or omission in the execution and management of the Trust by any Sub-adviser.

         Article 2. Allocation of Charges and Expenses. (a) The Adviser shall furnish at its own expense investment advisory and administrative  services,  office space, equipment and clerical personnel
necessary for servicing the  investments of the Trust and  maintaining its  organization,  and investment
advisory  facilities and executive and  supervisory  personnel for managing the  investments and effecting
the  portfolio  transactions  of the Trust.  The  Adviser  shall  arrange, if  desired by the Trust,  for
directors,  officers and  employees  of the Adviser to serve as Trustees, officers or agents of the Trust
if duly  elected or  appointed  to such  positions  and  subject to their individual  consent  and to any
limitations imposed by law.

(b) It is understood that the Trust will pay all of its own expenses incurred in its operations and the offering of the Trusts shares, unless specifically provided otherwise
 in this Agreement or except
  to the extent that the Adviser agrees in a written instrument executed by the Adviser (specifically referring to this Article 2(b)) to assume or otherwise pay for specified expenses of the Trust, including, without limitation:  compensation of Trustees
"not affiliated" with the Adviser; governmental
  fees; interest charges; taxes; membership dues in the Investment Company Institute allocable to the
  Trust; fees and expenses of independent auditors, of legal counsel, and of any transfer agent, registrar or dividend  disbursing agent of the Trust;
expenses of repurchasing and redeeming shares and
  servicing shareholder accounts; expenses of preparing, printing and mailing stock certificates, shareholder reports, notices, proxy statements and reports to governmental officers and commissions;
  brokerage and other expenses connected with the execution, recording and settlement of portfolio security transactions; insurance premiums; fees and expenses of the custodian for all services to the
  Trust, including safekeeping of funds and securities and maintaining required books and accounts;
  expenses of calculating the net asset value of shares of the Trust; organizational and start up costs;
  such non-recurring or extraordinary expenses as may arise, including those relating to actions, suits or proceedings to which the Trust is a party or otherwise may have an exposure, and the legal obligation which the Trust may have to indemnify the Trust's
 Trustees  and  officers  with  respect
  thereto; and expenses relating to the issuance, registration and qualification of shares of the Trust and the preparation, printing and mailing of prospectuses for such purposes (except to the extent that any Distribution Agreement to which the Trust is a party provides that another party is to pay some or all of such expenses).

         (c) The payment or assumption by the Adviser of any expenses of the Trust that the Adviser is not obligated by this Agreement or otherwise to pay or assume shall not obligate the Adviser to pay or assume the same or any similar expenses of the Trust on any subsequent occasion.

         Article 3. Compensation of the Adviser. For the services to be rendered and the facilities provided, the Trust shall pay to the Adviser an investment advisory fee computed and paid monthly as set forth in Appendix A attached hereto. If the Adviser shall serve for less than the whole of any period specified in this Article 3, the compensation paid to the Adviser will be prorated.

         Article 4. Additional Services. Should the Trust have occasion to request the Adviser or its affiliates to perform  administrative or other additional  services not herein  contemplated or to request
the Adviser or its affiliates to arrange for the services of others, the Adviser or its  affiliates  will
act for the Trust upon request to the best of its ability, with compensation for the services to be agreed upon with respect to each such occasion as it arises. No such agreement for additional services shall expand, reduce or otherwise alter the obligations of the Adviser, or the compensation that the Adviser is due, under this Agreement.

         Article 5. Covenants of the Adviser. The Adviser agrees that it will not deal with itself, or with the Trustees of the Trust or the Trust's  distributor,  if any, as principals in making  purchases or
sales of  securities  or  other  property  for the  account  of the
 Trust,  except  as  permitted  by the
Investment Company Act of 1940 and any rules, regulations or orders of the Securities and Exchange
Commission thereunder, will not take a long or short position in the shares of the Trust except as permitted by the applicable law, and will comply with all other provisions of the  Declaration  and the
By-Laws and the then-current  Prospectus and Statement of Additional
  Information of the Trust relative to
the Adviser and its directors and officers.

         Article 6.  Limitation  of  Liability  of the  Adviser.
The Adviser shall not be liable for any error of judgment or mistake of law or for any loss arising out of any investment or for any act or omission in the execution and management of the Trust, except for willful  misfeasance,  bad faith, gross
negligence  or reckless  disregard  of its duties and  obligations hereunder.  As used in this Article 6,
the term  "Adviser"  shall  include  directors,  officers  and  employees of the  Adviser as well as that
corporation itself.

         Article 7. Activities of the Adviser. (a) The Trust acknowledges that the services of the Adviser to the Trust are not exclusive, the Adviser being free to render  investment  advisory  and/or
other  services  to others.  The Trust  further  acknowledges  that it is  possible  that,  based on their
investment objectives and policies, certain funds or accounts managed by the Adviser or its affiliates may at times take investment positions or engage in investment techniques  which  are  contrary  to
positions  taken or  techniques  engaged in on behalf of the Trust.
 Notwithstanding  the  foregoing,  the
Adviser will at all times endeavor to treat all of its clients in a fair and equitable manner.

         (b) The Trust acknowledges that whenever the Trust and one or more other funds or accounts advised by the Adviser have available monies for investment, investments suitable and appropriate for each shall be allocated in a manner believed by the Adviser to be fair and equitable to each entity.
Similarly,  opportunities to sell securities or other  investments shall be allocated in a manner believed
by the Adviser to be fair and equitable to each entity. The Trust acknowledges that in some instances this may adversely affect the size of the position that may be acquired or disposed of for the Trust.

         (c) It is understood that the Trustees, officers and shareholders of the Trust are or may be or become interested in the Adviser, as directors,  officers, employees, or otherwise and that directors, officers and employees of the Adviser are or may become similarly interested in the Trust,  and that the
Adviser may be or become interested in the Trust as a shareholder or otherwise.

         Article  8.  MFS  Name.  The  Trust   acknowledges  that  the
names   "Massachusetts   Financial
Services," "MFS" or any derivatives thereof or logos associated with those names (collectively, the MFS
Marks)  are the  valuable  property of the Adviser  and its  affiliates.
  The Adviser  grants the Trust a
non-exclusive and non-transferable right and sub-license to use the MFS Marks only so long as the Adviser serves as investment adviser to the Trust. The Trust agrees that if the Adviser for any reason no longer serves as investment adviser to the Trust, and the Adviser so  requests,  that the Trust
promptly shall cease to use the MFS Marks and promptly shall amend its registration statement to delete any references to the MFS Marks. Likewise, the Trust agrees that if the Adviser for any reason no longer serves as investment adviser to the Trust, and the Adviser so requests, the Trust promptly shall cease to use the MFS Marks and promptly shall amend its Declaration of Trust to delete any references to the MFS Marks. The Trust acknowledges that the Adviser may permit other clients to use the MFS Marks in their names or other material. For purposes of this Article, the Trust shall be deemed to have taken
the required action promptly if such action is taken within 90 days of the Adviser no longer serving as the investment adviser to the Trust, or from the date of the Advisers request, as the case may be.

  Article 9.  Duration,  Termination  and Amendment of this  Agreement.
(a) This  Agreement  shall
become  effective  with  respect  to the  Trust  on the  date  first written  above  if  approved  by the
shareholders  of the  Trust,  on the  Effective  Date for the Trust,
 as set forth in  Appendix A attached
hereto.  Thereafter,  this  Agreement  will remain in effect with respect to the Trust for a period of two years from the Trust's Effective Date as set forth in Appendix A, on which date it will  terminate  for
the Trust unless its continuance is "specifically approved at least annually" (i) by the vote of a majority of the Trustees of the Trust who are not "interested persons"
 of the Trust or of the Adviser at
a meeting specifically called for the purpose of voting on such approval, and (ii) by the Board of Trustees of the Trust, or by "vote of a majority of the outstanding voting securities" of the applicable
Trust.

         (b) This Agreement may be terminated as to the Trust at any time without the payment of any penalty by the Trustees or by "vote of a majority of the outstanding voting securities" of the applicable Trust, or by the Adviser, in each case on not more than sixty days' nor less than thirty days' written notice to the other party. This Agreement shall automatically terminate in the event of its "assignment".

         (c) This Agreement may be amended with respect to the Trust only if such amendment is in writing signed by or on behalf of the Trust and the Adviser and is approved by "vote of a majority of the outstanding voting securities" of the applicable Trust
(if such shareholder approval is required by the Investment Company Act of 1940).

         Article 10. Scope of Trusts Obligations. A copy of the Trusts Declaration of Trust is on file with the Secretary of
State of The Commonwealth of Massachusetts. The Adviser acknowledges that the obligations of or arising out of this Agreement are not binding upon any of the Trusts Trustees, officers, employees, agents or shareholders individually, but are binding solely upon the assets and property of the Trust. If this Agreement is executed by the Trust, the Adviser further acknowledges that the assets and liabilities of the Trust are separate and distinct and that the obligations of or arising out of this Agreement concerning the Trust are binding solely upon the assets or property of the Trust and not upon the assets or property of any other Trust.

         Article  11.  Definitions  and  Interpretations.   The  terms
  "specifically  approved  at  least
annually," "vote of a majority of the outstanding voting securities,"
 "assignment,"  "affiliated person,"
and "interested  person," when used in this Agreement,  shall have the respective meanings specified,  and
shall be construed  in a manner  consistent  with,  the  Investment
Company Act of 1940 and the rules and
regulations  promulgated  thereunder.  Any  question of  interpretation of any term or  provision of this
Agreement having a counterpart in or otherwise derived from a term or provision of the Investment
Company Act of 1940,  the  Investment  Advisers Act of 1940, the Securities
 Act of 1933, or the Securities
Exchange  Act of 1934  (collectively,  the  "Federal  Securities  Acts")
 shall be resolved by reference to
such term or provision of the Federal Securities Acts and to interpretations thereof, if any, by United
States  federal  courts or, in the absence of any  controlling decisions of any such court, by rules or regulations of the Securities and Exchange Commission. Where the effect of a requirement of the Federal
Securities  Acts  reflected in any  provision of this  Agreement is revised by rule or regulation of the Securities and Exchange Commission, such provisions shall be deemed to incorporate the effect of such rule or regulation.

         Article 12. Record Keeping. The Adviser will maintain records in a form acceptable to the Trust and in compliance with the rules and regulations of the Securities and Exchange Commission, including but not limited to records required to be maintained by Section 31(a) of the Investment
 Company Act of 1940 and the rules
thereunder, which at all times will be the property of the Trust and will be available for inspection
and use by the Trust.

         Article  13.   Miscellaneous.   (a)  This  Agreement
 contains  the  entire   understanding  and
agreement of the parties with respect to the subject matter hereof.

         (b) Headings in this Agreement are for ease of reference only and shall not constitute a part of the Agreement.

         (c) Should any portion of this Agreement for any reason be held void in law or equity, the remainder of the Agreement  shall be construed to the extent  possible as if such voided portion had never
been contained herein.

         (d) This Agreement shall be governed by the laws of the PlaceTypeplaceCommonwealth of
placeMassachusetts, without giving effect to the choice of laws provisions thereof, except that questions of interpretation shall be resolved in accordance with the provisions of Article 11 above.

         IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed and delivered in their names and on their behalf by the undersigned officers thereunto duly authorized, all as of the day and year first above written. The undersigned officer of the Trust has executed this Agreement not individually, but as an officer under the Declaration and the obligations  of this  Agreement are not
binding upon any of the Trustees, officers or shareholders of the Trust, individually, but bind only the trust estate.


  MFS INVESTMENT GRADE MUNICIPAL TRUST
  By: _MARK N. POLEBAUM____
  Name:     Mark N. Polebaum
  Title:    Secretary


MASSACHUSETTS FINANCIAL
SERVICES COMPANY
By:_ROBERT J. MANNING____
Name:  Robert J. Manning
Title:  Chief Executive Officer


                                                Appendix A

                                       Compensation to the Adviser


The  investment  advisory  fee payable by the Trust shall be computed and paid monthly in an amount equal
to the sum of 0.65% of the Trusts  average daily net assets  including assets  applicable to the auction
preferred  shares  (average  daily net assets  being  computed  for this purpose  without  deducting  any
liability for money borrowed for investment in accordance with the Trusts investment objective and policies).